CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Fortune Brands Home & Security

Fortune Brands Home & Security, Inc.
Defined Benefit Plan Accounting Change
February 22, 2012
Exhibit 99.2
This document contains certain “forward-looking statements” regarding the rate of return on plan assets and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in the “Risk Factors” section contained in our Annual Report on Form 10-K filed with the Securities and Exchange
Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Defined Benefit Plan Accounting Change
On December 31, 2011, the Company changed its method of accounting for the Plans.  The changes in accounting method are summarized below.
The Company’s U.S. subsidiaries maintain a number of defined benefit pension and other post retirement benefit plans
(collectively, “the Plans”). This document summarizes key aspects of the Company’s change in accounting for the Plans.
Additional disclosures and information will be included in the Company’s annual report on Form 10-K that will be filed with the SEC.  Terms in bold are defined in a glossary at the end of this document.
Old accounting method: Actuarial gains/losses in excess of 10 percent of the greater of the market-related value of plan assets or the Plans’ projected benefit obligation (defined as the
“corridor”)
were generally recognized in
earnings over the remaining service life of plan participants.
The Company believes its new accounting method is preferable because it eliminates any delay in recognition within earnings of actuarial gains and losses that are outside the corridor.  The Company’s independent auditors concur with the preferability of the new accounting method.
The accounting change is applied by retroactively restating the Company’s financial statements for all prior periods by applying the new accounting method.  As a result, previously reported GAAP net income and EPS change.
New accounting method: Actuarial gains/losses in excess of 10 percent of the greater of the fair value of plan assets or the Plans’ projected benefit obligation are recognized in earnings immediately upon remeasurement  (which is at least annually in the fourth quarter of each year).
Refer to Appendix for more detailed explanation.
–
–

Defined Benefit Plan Accounting Change (Continued)
This accounting change has no impact on:
– Cash flow
– Pension and postretirement liabilities
– Pension funding requirements
– Financial covenant compliance in the Company’s lending arrangements
Under the new method, the Company will refer to actuarial gains/losses in excess of 10 percent of the greater of the fair
value of plan assets or the Plans’ projected benefit obligation as                                      Future AGL Adjustments may
occur at least annually in the fourth quarter and the extent of any AGL Adjustments will be influenced principally by changes in the required discount rate and variances between the expected rate of return on plan assets and actual returns on plan assets.
Segment reporting considerations
– Impacts of the pension accounting change are entirely reflected in Corporate as other segments only record the service cost component of expense.  The amount of service cost is not impacted by the accounting change.
In addition to the change in accounting for the Plans, beginning in 2012 the Company changed its estimated expected rate of return on plan assets to reflect changes in the long-term investment strategy of the pension Plans.  The Company expects that over the long-term its pension Plans may invest a greater portion of their assets in fixed income securities whose maturities more closely match the timing of expected future benefit payments.  As a result, effective December 31,
2011 the Company reduced its expected rate of return on plan assets to approximately 7.8%  from  8.5% in 2011.
“AGL Adjustments.”

Financial Reporting Impact
1) Represents service cost, interest cost and expected rate of return on plan assets associated with the Plans.  The discount rate for on-going expense in 2010 and 2011 was approximately 6.0% and 5.8%, respectively. The expected rate of return on plan assets in
2010 and 2011 was 8.5%.
2) Assumes a tax rate of 38%.
3) Approximately $65 million of 2011 AGL Adjustments is attributable to a 90 bps decline in discount rate during 2011 and approximately $15 million of 2011 AGL Adjustments is attributable to the change in fair value of plan assets. Under the new accounting method, unrecognized net losses within the corridor totaled $69.5 million as of December 31, 2011.
$ millions
2010 2011 2010 2011
On-going Expense
(1)
7.2 $    5.8 $    12.1 $  8.2 $
Loss Amortization 11.5 16.7 - -
Curtailments/Settlements 1.3 1.8 0.9 1.8
AGL Adjustments - - (3.5) 80.0
(3)
Total Defined Benefit Plan Expense 20.0 $  24.3 $  9.5 $    90.0 $
Diluted EPS Impact
(2)
0.08 $  0.10 $  0.04 $  0.36 $
Diluted EPS Impact of AGL Adjustments (0.01) $ 0.32 $
Old Method New Method
For the Year Ended December 31,

Pension Funding Status
The change in accounting method has no
impact on the funded status of the
pension Plans.
The Company estimates approximately
$20 million of minimum required pension
contributions in 2012.
The Company also has liabilities of $93.9
million for other postretirement benefit
plans.  These plans have no minimum
funding requirements. Contributions to
these plans totaled $6.5 million in 2011.
The Company believes it has sufficient
liquidity to make required contributions to
the Plans as they become due in future
periods.
$ millions
2010 2011
Projected Benefit Obligation 557.3 $  639.5 $
Fair Value of Plan Assets (503.9) (477.9)
Funded Status (53.4) $   (161.6) $
% Funded 90% 75%
Pension Contributions 61.2 $    1.1 $
Discount Rate
(1)
5.8% 4.9%
Sensitivity:
Impact of 25 bps Movement in Discount 21.5 $
Rate on Projected Benefit Obligation
(1) Weighted-average across all Plans
As of December 31,

6 Appendix

Explanation of Changes in Accounting
Cost
Component
Old Method New Method
Service Cost Record present value of future pension benefits earned in the current period
No change
Interest Cost Record interest on the projected benefit
obligation based on rate on a current AA
corporate bond yield curve specific to future
estimated pension payments
No change
Expected Rate
of Return on
Plan Assets
Record income based on a “market-related
value” of pension plan assets smoothed over 5
years multiplied by an expected long term rate
of return on pension plan assets.
Record income based on current market value of
pension plan assets multiplied by expected long
term rate of return; no smoothing of market value
changes.
Actuarial
Gains/Losses
Record gains/losses outside 10% corridor by
amortizing over the remaining service life of
plan participants.  For other retiree plans, we
use a dual corridor whereby actuarial gains or
losses in excess of 20% of the projected benefit
obligation were amortized faster.
Record all gains/losses outside 10% corridor
immediately in earnings.

Glossary of Terms
Term Definition
Actuarial gains/losses A change in the value of either the projected benefit obligation or the plan assets resulting from experience different from that assumed or from a change in an actuarial assumption.
AGL adjustments Under the Company’s new accounting method, actuarial gain/loss adjustments that are outside of the corridor and recorded in earnings.
Corridor Under the Company’s new accounting method, the greater of 10% of the projected benefit obligation or fair value of plan assets. Under the old accounting method, the greater of 10% of the projected benefit obligation or the market-related value of plan assets was amortized into earnings over the remaining service period of the plan participants.
Expected rate of return on
plan assets
Under the Company’s new accounting method, calculated based on the current fair value of plan assets, multiplied by the expected long-term rate of return.  Under the Company’s old accounting method, calculated based on the market-related value of plan assets, multiplied by the expected long-term rate of return.
Fair value of plan assets Actual fair value of pension plan assets at a particular date.
Funded status The projected benefit obligation less the fair value of assets.
Market-related value of plan
assets
Under the Company’s old accounting method, it used a market-related value of plan assets method to calculate pension costs, recognizing each year’s asset gains or losses over a five-year period.
On-going expense Expense before recognition of AGL adjustments and curtailment and settlement costs. Consists of service cost, interest cost and expected rate of return on plan assets.
Projected benefit obligation The actuarial present value as of a date of all benefits attributed by the pension benefit formula to employee service rendered before that date. The projected benefit obligation is measured using assumptions as to future compensation levels if the pension benefit formula is based on those future compensation levels.